Exhibit 10.44

LOAN AGREEMENT

BETWEEN

AMYLIN PHARMACEUTICALS, INC.

AND

ELI LILLY AND COMPANY

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Loan Agreement”) is made as of this 16th day of October, 2008 by and between AMYLIN PHARMACEUTICALS, INC., a Delaware corporation, having a principal place of business at 9360 Towne Center Drive, San Diego, California 92121 (“Amylin”), and ELI LILLY AND COMPANY, an Indiana corporation having a principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 (“Lilly”).

RECITALS

WHEREAS, Amylin and Lilly have entered into that certain Collaboration Agreement dated as of September 19, 2002 as the same has, and shall hereafter be, amended from time to time  (the “Collaboration Agreement”);

WHEREAS, Amylin and Lilly have agreed to enter into this Loan Agreement pursuant to which Amylin may obtain credit from Lilly, subject to the terms and conditions stated herein, for amounts up to the Loan Commitment; and

WHEREAS, Lilly is willing to provide such credit to and in favor of Amylin, subject to the terms and conditions of this Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

AGREEMENT

Section 1.                                          DEFINITIONS

1.1                               Defined Terms. Unless otherwise defined in this Loan Agreement, all capitalized terms shall have the meanings given them in the Collaboration Agreement. As used in this Loan Agreement, the following terms shall have the following respective meanings:

“Advance” means the loans made, or to be made, pursuant to Section 2 of this Loan Agreement.

“Advance Period” has the meaning specified in Section 2.1.

“Amylin Ohio LLC” means Amylin’s wholly-owned subsidiary organized as a Delaware Limited Liability Company.

“Borrowing Request” has the meaning set forth in Section 2.2.

“Business Day” means any day, other than a Saturday, Sunday or holiday.

“Change in Control” means a transaction other than a bona fide equity financing or series of financings in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Amylin ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Amylin, who did not have such power before such transaction

“Collaboration Agreement” has the meaning specified in the Recitals.

“Effective Date” has the meaning specified in Section 10.9.

“EQW Product” means the Product developed as a fixed-dose injection of exenatide administered once per week for any Indication for which such Product may be approved for use.

“Event of Default” means any of those conditions or events listed in Section 8 of this Loan Agreement.

“Facility” means that certain manufacturing facility being built by Amylin Ohio LLC and located at 8814 Trade Point Drive, West Chester, Ohio, as such facility may from time to time be improved, expanded or altered.

“GAAP” means United States generally accepted accounting principles (including principles of consolidation), in effect from time to time, consistently applied.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Impairment Charge” means any impairment or write-off recorded by Amylin or Amylin Ohio LLC under GAAP of all or substantially all of the non-depreciated capital investments in and for the Facility.

“Indebtedness” means, as of any given time, Amylin’s entire indebtedness to Lilly as of such time arising under any of the Loan Documents in respect of principal, interest, fees, costs or otherwise.

“LIBOR” means the average of the 3-month London Inter-Bank Offer Rate compiled by the British Bankers’ Association for deposits denominated in dollars (as reflected on the applicable Telerate screen) for the five (5) business days prior to the day Lilly disburses an Advance(s) to Amylin.

“Loan Commitment” means the principal amount of $165,000,000.

“Loan Documents” means collectively, this Loan Agreement, the Note, and any other agreement or instrument executed pursuant to or in connection with the Obligations, as such documents may be amended, modified, supplemented or restated from time to time.  Loan Documents do not include the Collaboration Agreement.

“Material Adverse Effect” means a material adverse effect upon: (a) the business, condition (financial or otherwise), operations, performance or assets of Amylin taken as a whole, (b) the ability of Amylin to perform its obligations under the Loan Documents, or (c) the ability of Lilly to enforce the Obligations.

“Maturity Date” means thirty-six (36) months following the date on which the Loan Commitment shall have been fully advanced; provided, however, that the Maturity Date shall be no earlier than December 1, 2012 and no later than June 30, 2014.

“Note” means the promissory note executed by Amylin evidencing the Indebtedness, substantially in the form of Exhibit A attached hereto.

“Obligations” means all Indebtedness, liabilities, obligations, covenants and duties arising under any of the Loan Documents owing by Amylin to Lilly whether direct or indirect, absolute or contingent.

“Other Material Indebtedness” means any indebtedness of Amylin for borrowed money other than the Indebtedness, to the extent the aggregate amount outstanding, together with all unfunded amounts committed in connection therewith, exceeds $30,000,000.

 “SEC” means the United States Securities and Exchange Commission.

“Supply Agreement” means the Exenatide Once Weekly Supply Agreement between Amylin Ohio LLC and Lilly of even date herewith.

“Term” means the period from the Effective Date until the later of (i) the expiration of the Advance Period, and (ii) the date on which all outstanding Indebtedness has been repaid in full; provided that Amylin shall be entitled to terminate this Agreement and the Term hereunder shall expire upon written notice to Lilly at any time (a) prior to any Advance by Lilly to Amylin hereunder or (b) following repayment in full of all then outstanding Indebtedness.

1.2                               Accounting Terms.  All accounting terms not specifically defined in this Loan Agreement shall be determined and construed in accordance with GAAP.

1.3                               Singular and Plural.  Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

1.4                               Elements of this Agreement.  When a reference is made in this Loan Agreement to the Recitals, Articles, Sections, Exhibits or Schedules, such reference is to a Recital, Article or Section of, or an Exhibit or Schedule to, this Loan Agreement, unless otherwise indicated.

Section 2.                                          AMOUNT AND TERMS OF CREDIT

2.1                               Commitment. Subject to the terms and conditions of this Loan Agreement, Lilly agrees to make Advances to Amylin from time to time beginning on December 1, 2009 and ending on June 30, 2011 (the “Advance Period”). Notwithstanding any other provision of this

Loan Agreement, the aggregate principal amount of all Advances outstanding at any time shall not exceed the amount of the Loan Commitment as of such time.  The Advances shall be evidenced by the Note executed by Amylin in the original principal amount of the Loan Commitment, and may be used by Amylin for general corporate purposes.

2.2                               Requests for Advances.  Amylin may request, no more frequently than two (2) times in any calendar year, an Advance (each such request, a “Borrowing Request”) by delivering to Lilly a written request, which must also provide disbursement instructions and include the certifications referred to in Section 4.1.  Amylin shall provide the amount (which amount shall not be less than $50,000,000) and date of such Advance (which date must be a Business Day not earlier than forty-five (45) Business Days following the date of delivery of such Borrowing Request) with respect to and at the time of each Borrowing Request; provided, however, that the date of the Advance may follow the date of delivery of the Borrowing Request by only one (1) Business Day if the full amount of such Advance is to be applied by Lilly to amounts owing by Amylin to Lilly pursuant to the Collaboration Agreement (i.e., Amylin’s application of the proceeds of such Advance must be consistent with the use of proceeds covenant set forth in this Loan Agreement).

2.3                               Disbursement of Advances.  Subject to the terms and conditions of this Loan Agreement, Lilly shall make available to Amylin the amount of the Advance requested in accordance with the applicable Borrowing Request.

Section 3.                                          INTEREST AND PAYMENTS

3.1                               Interest.  All Indebtedness outstanding from time to time shall bear interest at a rate per annum equal to LIBOR plus five and one quarter percent (LIBOR + 5.25%) compounded annually; provided, however, that from and during the continuance of an Event of Default, the outstanding Indebtedness shall bear interest at a rate per annum equal to the greater of (a) eleven percent (11.0%) per annum, or (b) LIBOR plus five and one quarter percent (LIBOR + 5.25%).  Interest shall be due and payable quarterly in arrears on the first Business Day of each calendar quarter.  All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

3.2                               Principal Repayment.  All outstanding principal, together with all accrued and unpaid interest, shall be due and payable on the Maturity Date.

3.3                               Early Repayment.  Notwithstanding Section 3.2 or any other provision of this Loan Agreement, all outstanding Indebtedness shall be due and payable immediately without any notice or other action by Lilly upon the occurrence of any of the following events:  (a) the consummation of a Change in Control with respect to Amylin, or (b) termination of the Collaboration Agreement by Lilly pursuant to Section 12.2 thereof.

3.4                               Right of Offset.  If and to the extent that Amylin defaults in the making of any payment on its due date and such default shall not have been cured, Lilly may, at its election, withhold from Amylin the amount of any milestone, royalty, expense reimbursement or other payment of any nature owing from Lilly to Amylin under the Collaboration Agreement, the

Supply Agreement, any Loan Document or otherwise, up to an aggregate amount equal to the amount of the defaulted payment, and apply all amounts so withheld to the repayment of the outstanding Indebtedness.  Upon such application, Lilly shall be deemed to have satisfied its obligation to pay the withheld amount to Amylin in respect of the applicable milestone, royalty, expense reimbursement or other payment, and Amylin shall be deemed to have discharged outstanding Indebtedness in the amount so applied.

3.5                               Right to Apply Against Impairment Charge.  If and to the extent Amylin or Amylin Ohio LLC incurs an Impairment Charge at any time during which any Indebtedness remains outstanding, then Lilly may, at its election, instruct Amylin to apply any or all of the Indebtedness outstanding against Lilly’s share of the Impairment Charge under the Supply Agreement.  Upon such application, Amylin shall be deemed to have discharged outstanding Indebtedness in an amount equal to that applied against Lilly’s share of the Impairment Charge.  Notwithstanding anything to the contrary, if Amylin or Amylin Ohio LLC incurs an Impairment Charge at any time during the Advance Period, Amylin shall be deemed, without any further action or notice required hereunder, to have forfeited its right to make any additional Borrowing Requests of Lilly.

3.6                               Payments on Non-Business Day.  In the event that any payment of any principal, interest, fees or any other amounts payable by Amylin under or pursuant to this Loan Agreement, or under any other Loan Document shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable at the applicable rate(s) for and during any such extension.

3.7                               Payment Procedures.  All sums payable by Amylin to Lilly under or pursuant to this Loan Agreement, or any other Loan Document, whether principal, interest, or otherwise, shall be paid, when due, directly to Lilly at the office of Lilly identified in the opening paragraph of this Loan Agreement, or at such other location as Lilly may designate in writing to Amylin from time to time, in immediately available United States funds, and without setoff, deduction or counterclaim.

3.8                               Optional Prepayments.  Amylin may prepay the outstanding Indebtedness, in whole or in part, without premium or penalty, at any time and from time to time.  Any partial prepayment shall be applied first to any Indebtedness consisting of amounts other than principal and interest, second to accrued but unpaid interest and finally to outstanding principal.  Any partial prepayment applied to outstanding principal shall be deemed applied to the outstanding Advances in the order in which they were made.

3.9                               Collection Costs.  All amounts payable by Amylin under any of the Loan Documents shall be payable with all collection costs and reasonable attorneys’ fees.

Section 4.                                          CONDITIONS PRECEDENT

4.1                               Conditions Precedent to Disbursement of Advances. The obligation of Lilly to make any Advance, including the initial Advance hereunder, shall be subject to the satisfaction of each of the following conditions precedent on or before any disbursement under such Advance:

(a)                                  Representations and Warranties.  Each of the representations and warranties of Amylin in this Loan Agreement shall be true and correct in all material respects on and as of the date of the applicable Borrowing Request with the same effect as though such representations and warranties had been made on and as of such date, except that representations and warranties made as of a particular date shall be true and correct in all material respects only as of such particular date.

(b)                                  Performance.  Amylin shall have performed all material obligations and agreements and complied with all material covenants to be performed or complied with by it on or before the date of the applicable Borrowing Request pursuant to the Loan Documents.

(c)                                  Collaboration Agreement In Effect.  The Collaboration Agreement shall not have been terminated pursuant to its terms, and neither Lilly nor Amylin shall have given written notice of its intention to terminate the Collaboration Agreement.

(d)                                  No Default.  No Event of Default shall have occurred and be continuing.

(e)                                  Certificate.  The applicable Borrowing Request shall include a certification by Amylin’s chief financial officer, dated the date of the applicable Borrowing Request, in form and substance reasonably satisfactory to Lilly, to the effect that the conditions precedent set forth in this Section 4.1 have been satisfied.

4.2                               Closing Documents.  Amylin shall provide to Lilly on the Effective Date each of the following:

(a)                                  Note.  The Note, duly authorized, executed and delivered by Amylin, and in compliance with the terms of this Loan Agreement.

(b)                                  Corporate Documents.  A certificate of good standing with respect to Amylin, issued by the Delaware Secretary of State and reflecting Amylin’s existence in good standing and payment of all applicable taxes and fees.

(c)                                  Opinion.   The written opinion of Amylin’s counsel, addressed to Lilly, in form and substance acceptable to Lilly.

Section 5.                                          REPRESENTATIONS AND WARRANTIES OF AMYLIN

Amylin hereby represents and warrants to Lilly as of the Effective Date that:

5.1                               Organization, Good Standing and Qualification.  Amylin is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business.  Amylin is duly qualified to transact business as a corporation and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect upon Amylin’s ability to perform its obligations under any of the Loan Documents or the validity or enforceability of, or Lilly’s rights and remedies under, this Loan Agreement or any of the other Loan Documents.

5.2                               Authorization; Due Execution.  Amylin has the requisite corporate power and authority to enter into each of the Loan Documents and to perform its obligations under the terms of each of the Loan Documents.  All corporate action on the part of Amylin, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of each of the Loan Documents has been taken.  Each of the Loan Documents has been duly authorized, executed and delivered by Amylin and, upon due execution and delivery by Lilly of this Loan Agreement, each of the Loan Documents will each be a valid and binding agreement of Amylin, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

5.3                               No Defaults.  There exists no default under the provisions of any instrument or agreement evidencing, governing or otherwise relating to any Other Material Indebtedness, or with respect to any other agreement, a default under which would reasonably be expected to have a material adverse effect upon Amylin’s ability to perform its obligations under any of the Loan Documents or the validity or enforceability of, or Lilly’s rights and remedies under, this Loan Agreement or any of the other Loan Documents.

5.4                               SEC Filings.  Amylin has timely filed with the SEC all reports, registration statements and other documents required to be filed by it (the “SEC Filings”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).  The SEC Filings were prepared in accordance with and, as of the date on which each such SEC Filing was filed with the SEC, complied in all material respects with, the applicable requirements of the Securities Act or the Exchange Act, as the case may be.  None of such SEC Filings, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent information contained in any of the SEC Filings has been revised, corrected or superseded by a later filing of any such form, report or document, none of the SEC Filings currently contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.5                               Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Amylin is required in connection with the consummation of the transactions contemplated by the Loan Documents, except for such approvals or consents as may be required under the HSR Act and such other notices as may be required or permitted to be filed with certain state and federal securities commissions after the Effective Date, which notices will be filed on a timely basis.

5.6                               No Conflict.  Amylin’s execution, delivery and performance of each of the Loan Documents does not violate any provision of Amylin’s Certificate of Incorporation or Bylaws, each as amended as of the date hereof (copies of which have been filed with Amylin’s SEC Filings), any provision of any order, writ, judgment, injunction, decree, determination or award to which Amylin is a party or by which it is bound, or, to Amylin’s knowledge, any law, rule or regulation currently in effect having applicability to Amylin.

5.7                               Litigation.  Except and to the extent disclosed to Lilly’s Deputy General Counsel by Amylin’s Deputy General Counsel or in Amylin’s SEC Filings, there is no action, litigation or proceeding pending or threatened against or involving Amylin in any court or before or by any agency or regulatory body which would reasonably be expected to result in a material judgment or liability against Amylin or which would materially and adversely affect (i) any material intellectual property of Amylin, (ii) any material portion of Amylin’s assets, (iii) the income of Amylin, or (iv) the right of Amylin to carry on its businesses as now conducted or as intended to be conducted.

5.8                               Payment of Taxes.  Amylin has filed all tax returns which were required to be filed by it prior to and as of the date of this Loan Agreement.  Amylin has paid all taxes and assessments which to Amylin’s knowledge are payable by it, to the extent that the same have become due and payable and before they became delinquent, except for any taxes or assessments that are being contested in good faith by appropriate proceedings properly instituted and diligently conducted.  Amylin does not know of any proposed material tax assessment against it or any of its properties for which adequate provision has not been made on its books.

5.9                               Compliance.  Amylin is in compliance with and in conformity to all laws, ordinances, rules, regulations and all other legal requirements, the violation of which would have a material, adverse effect on its businesses, financial condition or properties.

5.10                        Financial Statements.  The financial statements of Amylin included in its SEC Filings correctly and fairly present the financial condition, results of operations and cash flows of Amylin as of the dates and for the periods shown and covered thereby, in accordance with GAAP consistently applied, except that any such financial statements covering less than a full year may not include normal year-end adjustments or complete footnote disclosures.  Since the date of the most recent such financial statements, there has been no Material Adverse Effect.

5.11                        Full Disclosure; Survival.  None of the representations or warranties furnished by Amylin to Lilly in connection with any of the Loan Documents contains or will contain any untrue statement or omits or will omit a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading.  All representations and warranties made by Amylin under or in connection with any of the Loan Documents shall survive the making of the Advances provided for herein and issuance and delivery of the Note to Lilly, notwithstanding any investigation made by Lilly or on Lilly’s behalf.

Section 6.                                          REPRESENTATIONS AND WARRANTIES OF LILLY

Lilly hereby represents and warrants to Amylin as of the Effective Date that:

6.1                               Authorization; Due Execution.  Subject to Section 10.9, Lilly has the requisite corporate power and authority to enter into this Loan Agreement and to perform its obligations under the terms of this Loan Agreement and the Loan Documents.  Subject to Section 10.9, all corporate action on the part of Lilly, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Loan Agreement and the Loan Documents have been taken.  Subject to Section 10.9, this Loan Agreement has been duly authorized, executed and delivered by Lilly, and, upon due execution and delivery by Amylin, this Loan Agreement will be a valid and binding agreement of Lilly, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

6.2                               Purchase Entirely for Own Account.  This Loan Agreement is made with Lilly in reliance upon Lilly’s representation to Amylin, which by Lilly’s execution of this Loan Agreement it hereby confirms, that the Note will be acquired for investment for Lilly’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lilly has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Loan Agreement, Lilly further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Note.

6.3                               Disclosure of Information.  Lilly has received all the information that it has requested and that it considers necessary or appropriate for deciding whether to enter into this Loan Agreement.  Lilly further represents that it has had an opportunity to ask questions and receive answers from Amylin regarding the terms and conditions of the offering of the Note.

6.4                               Investment Experience.  Lilly is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note.  Lilly also represents it has not been organized solely for the purpose of acquiring the Note.

6.5                               Accredited Investor.  Lilly is an “accredited investor” as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the SEC pursuant to the Securities Act.

6.6                               Restricted Securities.  Lilly understands that (a) the Note has not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that Lilly must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (b) each certificate representing the Note will be endorsed with the following legend:

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.;

and (c) Amylin will instruct any transfer agent not to register the transfer of the Note (or any portion thereof) unless the conditions specified in the foregoing legend are satisfied, until such time as a transfer is made in compliance with the Securities Act and this Loan Agreement.

Section 7.                                          COVENANTS

Amylin covenants and agrees that, during the Term, it will:

7.1                               Maintenance of Existence and Rights.  Maintain and preserve in full force and effect its existence and all rights, contracts, licenses, leases, qualifications, privileges, franchises and other authority necessary for the conduct of its business, and qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties, except where the lapsing of any of the foregoing would not cause or result in a material adverse effect upon Amylin’s ability to perform its obligations under any of the Loan Documents or the validity or enforceability of, or Lilly’s rights and remedies under, this Loan Agreement or any of the other Loan Documents.

7.2                               Governmental and Other Approvals.  Apply for, obtain and maintain in effect, as applicable, all material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance by Amylin of this Loan Agreement, the Loan Documents, or any other documents or instruments to be executed or delivered by Amylin, in connection therewith or herewith and the transactions consummated or to be consummated hereunder or thereunder.

7.3                               Compliance with Laws.  Comply in all material respects with all laws, rules and regulations applicable to Amylin, except where Amylin’s failure to comply with any of the foregoing would not cause or result in a material adverse effect upon Amylin’s ability to perform its obligations under any of the Loan Documents or the validity or enforceability of, or Lilly’s rights and remedies under, this Loan Agreement or any of the other Loan Documents.

7.4                               Use of Proceeds.  Use the proceeds of the Advances solely for business purposes and not for personal, family, household or agricultural purposes.

7.5                               Payment of Taxes.  Pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it or its income or property prior to the date on which penalties attach thereto and (b) all lawful claims and debts which, if unpaid, might become a lien upon any of its property; provided that Amylin shall not be required to pay any such tax, assessment, charge, levy, claim or debt for which Amylin has obtained a bond or insurance, or for which it has established a reserve, if the payment thereof is being contested in good faith and by appropriate proceedings which are being reasonably and diligently pursued.

7.6                               Financial and Other Reports.  Maintain a standard system of accounting in accordance with GAAP and, except to the extent publicly available in the SEC’s EDGAR System, furnish or cause to be furnished to Lilly:

(a)                                  As soon as practicable, and in any event within forty-five (45) days (or such shorter period of time as is required by the SEC for filing of quarterly financial statements) after the end of each of the first three fiscal quarters in each fiscal year, the consolidated balance sheet of Amylin and its subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of Amylin and its subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer or treasurer of Amylin as fairly presenting in all material respects the consolidated financial position of Amylin and its subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods indicated in accordance with GAAP.  Delivery within the time period specified above of copies of Amylin’s Quarterly Reports on Form 10-Q prepared in compliance with the requirements of the Exchange Act, in the form filed with the SEC, shall be deemed to satisfy the requirements of this paragraph.

(b)                                  As soon as practicable, and in any event within ninety (90) days (or such shorter period of time as is required by the SEC for filing of annual financial statements) after the end of each fiscal year, (i) the consolidated balance sheet of Amylin and its subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows of Amylin and its subsidiaries for such fiscal year and, in comparative form the corresponding figures for the previous fiscal year and (ii) an audit report on the items listed in clause (i) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present in all material respects the consolidated financial position of Amylin and its subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.  Delivery within the time period specified above of Amylin’s Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements of the Exchange Act, in the form filed with the SEC, shall be deemed to satisfy the foregoing requirements of this paragraph; provided that the auditors’ report contained therein satisfies the requirements specified in clause (ii) above.

(c)                                  Such other reports and additional financial and other information relating to the business, affairs and financial condition of Amylin as Lilly reasonably may request in writing from time to time (subject to Amylin’s obligations to third parties and provided that Amylin shall have no obligation to provide access to information that it deems highly confidential).  Any information disclosed to Lilly pursuant to this Agreement shall be deemed

Amylin Confidential Information subject to the provisions of Article 6 of the Collaboration Agreement.

7.7                               Litigation.  Notify Lilly in writing, promptly upon learning thereof, of any litigation commenced against Amylin which would reasonably be expected to have a Material Adverse Effect.

7.8                               Notices/Material Developments.  Promptly (and in any event within three (3) calendar days) after obtaining knowledge of the occurrence of any event that has resulted in or would reasonably be expected to result in a Material Adverse Effect, deliver to Lilly a statement of the chief executive officer or chief financial officer of Amylin setting forth the details of each such event and the action which Amylin has taken and proposes to take with respect thereto.  In addition, Amylin shall immediately inform Lilly by written notice of the occurrence of any event or condition of any nature which constitutes an Event of Default.

Section 8.                                          EVENTS OF DEFAULT

8.1                               Events of Default.  The occurrence or existence of any of the following conditions or events shall constitute an “Event of Default” hereunder:

(a)                                  Failure to Pay.  Amylin shall fail to pay, when due, any principal, interest or other sums due to Lilly under this Loan Agreement and such failure shall continue for a period of five (5) days;

(b)                                  Other Defaults Under the Loan Documents.  Any default in the observance or performance of any of the other conditions, covenants or agreements of Amylin set forth in this Loan Agreement or in any Loan Document, and continuance thereof for a period of thirty (30) days;

(c)                                  Insolvency; Bankruptcy.  If (i) Amylin becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver, liquidator, conservator or other custodian for itself, or a substantial part of its property, or makes a general assignment for the benefit of creditors; (ii) Amylin files a voluntary petition in bankruptcy or a trustee, receiver, liquidator, conservator or other custodian is appointed for Amylin or for a substantial part of its property; (iii) any bankruptcy, reorganization, debt arrangement, or other proceedings under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Amylin, and the same is consented to or acquiesced by Amylin,  or otherwise remains undismissed for sixty (60) days; or (iv) any warrant of attachment is issued against any substantial part of the property of Amylin which is not released within thirty (30) days of service thereof.

(d)                                  Representations and Warranties.  Any representation or warranty made by Amylin in any Loan Document shall fail to be true and correct in any material respect when made or deemed to have been made.

(e)                                  Default with Respect to Other Material Indebtedness.  Amylin shall default with respect to (i) any payment of principal of or interest on any Other Material

Indebtedness and fails to cure such default within the required cure period, or (ii) the performance of any other covenant, term or condition contained in any agreement or instrument under which any Other Material Indebtedness is created or governed if the effect of such performance default is to accelerate the maturity of any Other Material Indebtedness or to permit the holder of any such Other Material Indebtedness to accelerate the maturity of any Other Material Indebtedness.

Section 9.                                          LILLY’S RIGHTS AND REMEDIES

9.1                               Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Lilly may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Amylin:

(a)                                  Declare all Obligations immediately due and payable (provided, that upon the occurrence of an Event of Default described in Section 8.1(c), all Obligations shall become immediately due and payable without any action by Lilly);

(b)                                  Cease advancing money or extending credit to or for the benefit of Amylin under this Loan Agreement; and

(c)                                  Terminate this Loan Agreement as to any future liability or obligation of Lilly, but without affecting the Obligations of Amylin to Lilly.

9.2                               Waiver of Defaults.  No Event of Default shall be waived by Lilly except in a written instrument specifying the scope and terms of such waiver and signed by an authorized officer of Lilly, and such waiver shall be effective only for the specific times and purposes given.  No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of Lilly’s rights.  No waiver of any Event of Default shall extend to any other or further Event of Default.  No forbearance on the part of Lilly in enforcing any of Lilly’s rights or remedies hereunder or under any of the other Loan Documents shall constitute a waiver of any of its rights or remedies.

9.3                               Remedies Cumulative.  Lilly’s rights and remedies under this Loan Agreement, the Loan Documents, and all other agreements shall be cumulative.  Lilly shall have all other rights and remedies not expressly set forth herein as provided under applicable law, or in equity.  No exercise by Lilly of one right or remedy shall be deemed an election, and no waiver by Lilly of any Event of Default on Amylin’s part shall be deemed a continuing waiver.  No delay by Lilly shall constitute a waiver, election, or acquiescence by it.  No waiver by Lilly shall be effective unless made in a written document signed on behalf of Lilly and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.4                               Waiver.  Amylin waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lilly on which Amylin may in any way be liable.

Section 10.                                   MISCELLANEOUS

10.1                        Governing Law.  This Loan Agreement, and each of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York.

10.2                        Assignment.  This Loan Agreement will inure to the benefit and be binding upon each party, its successors and assigns.  The Loan Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligation hereunder be assigned or transferred by either party without the prior written consent of the other party; provided, however, that either party may, without such consent, assign this Loan Agreement and its rights and obligations hereunder to an affiliate of such party or in connection with the transfer or sale of all or substantially all of its assets or business to which this Loan Agreement relates, or in the event of its merger or consolidation or Change in Control or similar transaction.  The rights and obligations of the parties under this Loan Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.  Any attempted assignment not in accordance with this Section will be void.

10.3                        Entire Agreement.  This Loan Agreement, the exhibits and schedules hereto, the other Loan Documents, the Collaboration Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

10.4                        Severability.  In case any provision of this Loan Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.5                        Titles and Subtitles.  The titles of the sections and subsections of the Loan Agreement are for convenience of reference only and are not to be considered in construing this Loan Agreement.

10.6                        Notices.  All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by facsimile or email to a current fax number or e-mail address for the recipient (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Amylin, to:	Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, California 92121
Attention: President and Chief Executive Officer
Fax No.: (858) 334-1237
E-Mail: daniel.bradbury@amylin.com

with a copy to:	Attention: General Counsel
Fax No.: (858) 754-0973
E-Mail: marcea.lloyd@amylin.com

if to Lilly, to:	Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
Attention: General Counsel

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice will be deemed to have been given when delivered if personally delivered or sent by facsimile on a Business Day, on the Business Day after dispatch if sent by nationally-recognized overnight courier and on the third Business Day following the date of mailing if sent by mail.

10.7                        Waiver.  The waiver by either party hereto of any right hereunder, or the failure to perform, or a breach by the other party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

10.8                        Counterparts.  This Loan Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.9                        Effective Date.  This Agreement shall become effective upon the date approved by Lilly’s Board of Directors (the “Effective Date”).  Lilly agrees to cause its management to recommend approval of this Agreement to its Board of Directors on or before October 20, 2008, and shall promptly notify Amylin of the Lilly Board decision regarding this Agreement.

[The signature page follows.]

WITNESS the due execution hereof as of the day and year first above written.

ELI LILLY AND COMPANY		AMYLIN PHARMACEUTICALS, INC.

By:	/s/ John C. Lechleiter	By:	/s/ Mark G. Foletta

Name:	John C. Lechleiter	Name:	Mark Foletta

Title:	President and Chief Executive Officer	Title:	Senior Vice President, Finance and
Chief Financial Officer

[SIGNATURE PAGE TO LOAN AGREEMENT]

EXHIBIT A

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

$165,000,000	San Diego, California
, 2008

AMYLIN PHARMACEUTICALS , INC., a Delaware corporation (“Amylin”), for value received, hereby promises to pay to the order of ELI LILLY AND COMPANY, an Indiana corporation (“Lilly”), in lawful money of the United States of America, the principal amount of $165,000,000 or the aggregate principal amount of all outstanding Advances, together with interest as provided for below, payable on the dates, in the amounts and in the manner set forth below.

1.              Loan Agreement.  This Promissory Note is the Note referred to in that certain Loan Agreement, dated as of October     , 2008, by and between Amylin and Lilly (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”).  Capitalized terms used herein without definitions shall have the meanings given to such terms in the Loan Agreement.

2.              Requests for Advances.  Amylin may request an Advance by delivering to Lilly a Borrowing Request pursuant to Section 2.2 of the Loan Agreement.

3.              Principal Payments.  Subject to the terms and conditions of the Loan Agreement, the total outstanding balance of all Indebtedness shall be due and payable in accordance with the terms of the Loan Agreement.

4.              Interest.  The outstanding Indebtedness shall accrue interest at the rate or rates per annum set forth in the Loan Agreement.

5.              Payment on Non-Business Day.  In the event that any payment of principal, interest, fees or any other amounts payable by Amylin under or pursuant to this Note shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable at the applicable rate for and during any such extension.

6.              Default.  Upon the occurrence of an Event of Default under the Loan Agreement or any of the other Loan Documents, all unpaid principal, accrued interest and other amounts owing

1

hereunder shall become immediately due and payable as provided in the Loan Agreement, the other Loan Documents and applicable law.

7.              Waivers.  Amylin hereby waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and Amylin agrees that no extension or indulgence to Amylin or the release or substitution of Amylin, whether with or without notice, shall affect the obligations of Amylin.  The right to plead any and all statutes of limitation as a defense to any demands hereunder is hereby waived by Amylin to the full extent permitted by law.  In addition, Amylin waives all defenses or rights to discharge available to it and waives all other suretyship defenses or rights to discharge.

8.              Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York.

AMYLIN:	AMYLIN PHARMACEUTICALS, INC.

By:
Its:

2